                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Ryerson Tull, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

[RYERSON TULL LOGO]
Neil S. Novich
Chairman, President and
Chief Executive Officer

                                      March 12, 2001

Dear Stockholder:

   Ryerson Tull, Inc. will hold its 2001 Annual Meeting of Stockholders on Wednesday, April 18, 2001 at 9:00 a.m., Chicago time, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois. I hope you will join us.

   I look forward to seeing you on April 18. If you do not expect to attend the meeting, please take a moment now to complete and return the enclosed proxy card in the envelope provided. Whether in person or by proxy, your participation in the annual meeting is important to us.

                                      Cordially,

                                      Neil S. Novich
                                      Chairman, President and
                                      Chief Executive Officer

                 2621 West 15th Place, Chicago, Illinois 60608

[Logo of Ryerson Tull]
2621 WEST 15th PLACE
CHICAGO, ILLINOIS 60608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 18, 2001

To Stockholders:

   We will hold the Annual Meeting of Stockholders of Ryerson Tull, Inc., a Delaware corporation, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, April 18, 2001 beginning at 9:00 a.m., Chicago time, for the purpose of:

  1. Electing directors of the Company; and

  2. Considering any other matter that may properly come before the meeting.

   Holders of voting securities at the close of business on March 1, 2001 are entitled to receive notice of and vote at the Annual Meeting.

   This Notice of the Annual Meeting includes a Proxy Statement. Please sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible whether or not you expect to attend the Annual Meeting.

   The Company's 2000 Annual Report, which includes the Company's 2000 financial statements, accompanies this mailing. Additional copies are available upon written request to the Ryerson Tull investor relations department.

                                      By order of the Board of Directors,

                                      Joyce E. Mims
                                      Vice President and
                                      General Counsel

March 12, 2001
Chicago, Illinois

                       [Ryerson Tull Logo Appears Here]
                             2621 WEST 15th PLACE
                            CHICAGO, ILLINOIS 60608

                                PROXY STATEMENT

   The Board of Directors of Ryerson Tull, Inc. solicits the enclosed proxy for the 2001 Annual Meeting to be held on April 18, 2001.

   Beginning on or about March 12, 2001, we will begin to solicit proxies by mail. We also may solicit proxies through our directors, officers and regular employees. We will pay all costs associated with this proxy solicitation, including a fee of $7,500 plus out-of-pocket expenses for MacKenzie Partners for its assistance. We will also reimburse brokers, banks and similar organizations for reasonable charges and expenses they incur in obtaining instructions from the beneficial owners of our common stock.

   Our voting securities outstanding on March 1, 2001 consisted of 24,774,621 shares of common stock with one vote per share and 80,506 shares of Series A $2.40 Cumulative Convertible Preferred Stock with one vote per share. All voting securities vote together without regard to class on the matter expected to be voted upon at the Annual Meeting.

   On February 25, 1999, our majority-owned subsidiary became our wholly owned subsidiary, then named Ryerson Tull, Inc., and each share of pre-merger Ryerson Tull Class A common stock was converted into 0.61 shares of our common stock. Pre-merger Ryerson Tull then merged with us and we changed our name to "Ryerson Tull, Inc." These mergers are together referred to as the "RT Merger."

   If you sign, date and return the enclosed proxy by mail, your shares will be voted as you direct. If you do not give any voting instructions, your shares will be voted FOR the Board's nominees for director and in the discretion of the proxies on any other matters that may come before the meeting. You may revoke your proxy:

     (1) by submitting a revocation letter dated subsequent to the proxy;

     (2) by delivering a second signed proxy dated later than the first signed proxy; or

     (3) by attending the Annual Meeting and voting in person or by proxy.

   If you are a participant in the Shareholder Investment Service's dividend reinvestment program, shares credited to your account in that program will be voted only if and in the same manner as you vote your stock held of record. If you are not a stockholder of record, Computershare Investor Services, as custodian, will vote your shares only as you instruct. If you are a participant in the Ryerson Tull Savings Plan, shares credited to your account will be voted as you direct, but any direction (or any revocation of a prior direction) must be received by LaSalle National Bank, as Trustee for the Savings Plan, by 5:00 p.m., Chicago time, on April 17, 2001. Shares in the Savings Plan for which no direction is received by that time will be voted in the same proportion as the shares in the Savings Plan for which directions are timely received.

   Proxies, consents, ballots and voting materials that identify the vote of specific holders are confidential, except in a contested proxy or consent solicitation or as otherwise required by law. They are returned to the tabulator and are available to the inspectors of election to enable them to certify the results of the vote. Computershare Investor Services will act as the tabulator, and officers or employees of Computershare Investor Services will serve as inspectors of election.

   We welcome comments from holders of voting securities. Comments written on or accompanying proxy cards will be provided to us without indication of the vote of the holder of the voting securities unless the vote is included in the comment or is necessary to understand the comment.

                             ELECTION OF DIRECTORS

   Following the Annual Meeting, the Board will consist of eight directors. All directors are elected by a plurality of the votes cast at the Annual Meeting. The outcome of the election is not affected by holders of voting securities who abstain from voting or withhold authority to vote in the election, or by broker non-votes. If any nominee should become unavailable for election, which we do not anticipate, proxies may be voted for the election of another person or persons designated by the Board, unless the Board has taken prior action to reduce its membership. The directors elected at the 2001 Annual Meeting will serve a one-year term, expiring at the 2002 Annual Meeting, and until their successors are duly elected and qualified.

Nominees for Election

   The nominees for election to the Board are described in brief biographies below. The period of service as a director shown for Mr. James Henderson includes the period during which he served as a director of our former subsidiary Inland Steel Company. The Board held five meetings during 2000. All incumbent directors attended at least 75% of the combined total number of meetings of the Board and committees on which they served, except for Mr. Crittenden, who attended at least 75% of the meetings of the Board but less than 75% of the total number of meetings of the Board and committees on which he served. All nominees for the 2001 Board are presently serving as directors.

            Jameson A. Baxter
                         Director of pre-merger Ryerson Tull since January 1999
                                   Director of Ryerson Tull since February 1999


[PHOTO] Mrs. Baxter, age 57, has been President of Baxter Associates, Inc., a private management consulting and investment firm, since 1986. She also was Vice President and Principal of Regency Group, Inc., an investment banking firm, from 1989 to 1992. She served as Vice President of The First Boston Corporation, an investment banking firm, from 1975 to 1986, and held various other positions at The First Boston Corporation from 1965 to 1975. She is a member of our Compensation and Nominating and Governance Committees. She is a director of Banta Corporation and The Putnam Funds.

            Richard G. Cline     Director of pre-merger Ryerson Tull since 1996
                                   Director of Ryerson Tull since February 1999


[PHOTO] Mr. Cline, age 66, is Chairman of Hawthorne Investors, Inc., a private management advisory services and investment firm, which he founded in 1996. He was Chairman of Hussmann International, Inc., a manufacturer and service provider of merchandising and refrigeration systems for the commercial food industry, from January 1998 until June 2000. He served as Chairman of the Board and Chief Executive Officer of NICOR, Inc., a diversified holding company with subsidiaries engaged in natural gas distribution and containerized liner shipping, from 1986 to 1995, and as its President and Chief Operating Officer from 1985 to 1988 and from 1990 to 1994. For the previous 22 years, he was an executive of Jewel Companies, Inc., becoming Chairman, President and Chief Executive Officer in 1984. He is a member of our Audit and Nominating and Governance Committees. Mr. Cline also is a director of Kmart Corporation and PepsiAmericas, Inc. and a trustee of Northern Institutional Funds and Northern Funds, registered investment companies managed by Northern Trust Investments, Inc. He is a past chairman of the Federal Reserve Bank of Chicago.

[PHOTO]     Gary L. Crittenden     Director of Ryerson Tull since February 1999

            Mr. Crittenden, age 47, has been Executive Vice President and Chief Financial Officer of American Express Company, a travel and financial services company, since June 2000. He was Senior Vice President and Chief Financial Officer of Monsanto Company, a worldwide manufacturer and seller of diversified lines of agricultural products, nutrition and consumer products, pharmaceuticals and other products, from 1998 through May 2000. At Sears, Roebuck and Co., a multi-line retailer, he was Executive Vice President and Chief Financial Officer from 1997 to 1998, President of the Hardware Store division in 1997 and Executive Vice President, Strategy and Business Development from 1996 to 1997. He was Senior Vice President and Chief Financial Officer of Melville Corporation, a specialty retailer, from 1994 to 1996 and Executive Vice President and Chief Financial Officer of Filene's Basement, an off-price specialty chain of stores, from 1991 to 1994. He is a member of our Compensation and Nominating and Governance Committees. Mr. Crittenden is also a director of The TJX Companies, Inc. and Wilsons The Leather Experts Inc.


[PHOTO]
            James A. Henderson   Director of pre-merger Ryerson Tull since 1996
                                            Director of Ryerson Tull since 1978

            Mr. Henderson, age 66, was the Chairman and Chief Executive Officer of Cummins Engine Company, Inc., a manufacturer of diesel engines, prior to his retirement on December 31, 1999. Mr. Henderson joined Cummins in 1964, was elected Executive Vice President in 1971, Executive Vice President and Chief Operating Officer in 1975, President and Chief Operating Officer in 1977, President and Chief Executive Officer in 1994, and Chairman and Chief Executive Officer in 1995. He is Chairman of our Nominating and Governance Committee and a member of our Audit Committee.
            Mr. Henderson is also a director of Championship Auto Racing Teams, Inc., International Paper Co., Rohm and Haas Company and SBC Communications Inc.

[PHOTO]

            Gregory P. Josefowicz  Director of Ryerson Tull since February 1999

            Mr. Josefowicz, age 48, has been President, Chief Executive Officer and a director of Borders Group, Inc., an operator of book superstores and mall-based bookstores, since November 1999. He was Chief Executive Officer of the Jewel-Osco division of American Stores Company, which operates food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson's Inc., a retail food-drug chain. At that time Mr. Josefowicz became Albertson's Inc. President, Midwest Region. Mr. Josefowicz joined Jewel-Osco in 1974, and was elected Senior Vice President of Marketing and Advertising in 1993. He is Chairman of our Audit Committee and a member of our Nominating and Governance Committee.

[PHOTO]

            Neil S. Novich       Director of pre-merger Ryerson Tull since 1994
                                   Director of Ryerson Tull since February 1999

            Neil S. Novich, age 46, has been our Chairman, President and Chief Executive Officer since February 1999. Mr. Novich was President, Chief Executive Officer and Chief Operating Officer of pre-merger Ryerson Tull from 1994 to February 1999. He was our Senior Vice President from January 1995 to May 1996. Prior to joining us in 1994, Mr. Novich led the Distribution and Logistics Practice at Bain & Company, an international management consulting firm. Mr. Novich is also a director of W.W. Grainger, Inc. and MetalSite, Inc.

[PHOTO]
            Jerry K. Pearlman    Director of pre-merger Ryerson Tull since 1996
                                   Director of Ryerson Tull since February 1999

            Mr. Pearlman, age 61, was Chairman of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products, prior to his retirement in November 1995. He was also Chief Executive Officer of Zenith from 1983 through April 1995. He is Chairman of our Compensation Committee and a member of our Nominating and Governance Committee. Mr. Pearlman is also a director of Smurfit Stone Container Corporation and Nanophase Technologies Corporation.

[PHOTO]
            Ronald L. Thompson   Director of pre-merger Ryerson Tull since 1996
                                   Director of Ryerson Tull since February 1999

            Mr. Thompson, age 51, has been the Chairman of the Board, Chief Executive Officer and President of Midwest Stamping Co., a metal-stamping and assembly firm serving principally the automotive original equipment industry, since 1994. Prior to joining Midwest Stamping, he was Chairman of the Board and President of The GR Group, Inc., a diversified holding company with interests in manufacturing and service activities, from 1980 to 1993. He is a member of our Audit and Nominating and Governance Committees. Mr. Thompson also is a director of Ralston Purina Company and the Teachers Insurance and Annuity Association.

                     COMMITTEES OF THE BOARD OF DIRECTORS

   The standing committees of the Board include the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The members of these committees, none of whom is an employee of Ryerson Tull or any of its subsidiaries, are identified above.

   Audit Committee--The Audit Committee appoints an independent auditing firm to audit our financial books and records. The Audit Committee reviews the proposed scope and results of the annual audit, the recommendations of the independent auditors, and all non-audit services performed by the auditors. It also approves the auditors' compensation and reviews the independence of and all relationships with the independent auditor. The Audit Committee also reviews management's discussion and analysis and the consolidated financial statements of our annual report to stockholders and Form 10-K; reviews our system of internal accounting and operating controls and the performance of our internal auditors; and monitors compliance with our Code of Business Conduct. The Audit Committee Report is included below. The Audit Committee held four meetings in 2000.

   Compensation Committee--The Compensation Committee makes recommendations to the Board of Directors about the promotions and salaries of our officers and the establishment or modification of executive compensation plans and programs; and administers the Ryerson Tull Annual Incentive Plan, our incentive stock plans and our pension and retirement plans and trusts. The Report of the Compensation Committee of the Board of Directors Regarding Executive Compensation is included below. The Compensation Committee held four meetings in 2000.

   Nominating and Governance Committee--The Nominating and Governance Committee prepares and maintains a list of qualified candidates to fill vacancies on the Board of Directors and recommends to the Board of Directors candidates to fill any such vacancies; recommends to the Board a slate of candidates for election as directors at the annual meeting; monitors corporate governance issues; recommends to the Board policies and procedures for effective corporate governance and assures compliance with adopted policies and procedures; recommends to the Board a process for evaluating the Board and oversees the process when it is adopted; recommends the compensation to be paid to non-employee directors; and manages and controls the administration of directors' compensation plans. The Nominating and Governance Committee held three meetings in 2000.

   The Nominating and Governance Committee will consider qualified candidates recommended by the holders of voting securities as nominees for election at the annual meeting. To be considered by the Committee as a nominee for election at the 2002 Annual Meeting, the name of the candidate and a written description of his or her qualifications must be received by the Secretary of Ryerson Tull no sooner than November 12, 2001 and no later than December 12, 2001. Our By-laws provide a formal procedure, including an advance notice requirement, for holders of voting securities who intend to nominate persons for election as directors at the annual meeting.

                           COMPENSATION OF DIRECTORS

   Our Directors' Compensation Plan provides that each director who is not an employee of Ryerson Tull or any of our affiliates will receive an annual retainer of $40,000. Normally, we will pay half of the retainer in shares of our common stock and half in cash. However, directors may elect to receive all or any part of the cash portion of their retainer in whole shares of common stock.

   We pay the cash portion of the retainer quarterly. If a director serves for a fraction of a quarter, the cash portion for that quarter is prorated in whole months. We pay the stock portion of the retainer as restricted stock issued at the beginning of the director's term. Over the director's term, the restricted stock vests in quarterly increments. Directors are also entitled to any dividends that accrue on the restricted stock. In addition, non-employee directors receive $1,000 for attending a special Board meeting and a special committee meeting not held in conjunction with a regular or special Board meeting. We do not pay fees to directors for attending other Board or committee meetings. A non-employee director who serves as chairman of a standing committee of the Board will receive an additional annual retainer of $4,000.

   The Directors' Compensation Plan allows directors to elect to defer payment of all or any portion of the retainers and fees which will become due over the course of the year. Directors must make this election prior to January 1 of each year. However, if a director is appointed or elected during a calendar year, that director may make a deferral election within 30 days after becoming a director. We will distribute deferred amounts in a lump sum or in installments of cash or whole shares of common stock, at the election of the director made at the time of the deferral. Interest on cash deferrals will be credited at the prime rate in effect from time to time at Bank One Corporation (or its successor). Stock deferrals will be credited with dividends paid on shares of common stock from time to time. We have reserved a total of 161,000 shares of common stock for issuance under the Directors' Compensation Plan, subject to adjustment for certain corporate transactions affecting the number or type of outstanding shares.

   The Ryerson Tull Directors' 1999 Stock Option Plan provides that each non-employee director at the close of each annual meeting will be awarded a stock option having a value of $20,000 (based on the Black-Scholes option pricing model) and an exercise price equal to the fair market value of our common stock on the date of grant. Individuals who become non-employee directors other than at an annual meeting are, at the time of their election or appointment as a non-employee director, awarded stock options having a value that is prorated to reflect a partial year's service. The options awarded under the Directors' Stock Option Plan are 50% exercisable beginning the day after the six-month anniversary of the grant date and 100% after the earlier of the one-year anniversary of the grant date or the date of the next annual meeting. They expire no later than 10 years after the date of grant. A total of 300,000 shares of our common stock are reserved for issuance under the Directors' Stock Option Plan.

   We also pay the premiums on a business accident insurance policy insuring each non-employee director for up to $500,000.

                                AUDITOR MATTERS

Audit Fees

   The aggregate fees billed by PricewaterhouseCoopers LLP rendered for the audit of our 2000 annual financial statements and for reviews of the financial statements included in our Forms 10-Q for 2000 were $275,920.

Financial Information Systems Design and Implementation Fees

   PricewaterhouseCoopers LLP did not bill any fees for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

   The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described in the two preceding paragraphs for 2000 were $2,073,997, primarily for services rendered in connection with our reorganization and implementation of the procurement function for the strategic sourcing project.

                            AUDIT COMMITTEE REPORT

   The Audit Committee consists of four members of the Company's Board of Directors. Each member is independent, as that term is defined in Section
303.01 of the New York Stock Exchange Listed Company Manual. The Board of Directors adopted a written charter for the Audit Committee in April 2000, and adopted a clarifying amendment in June 2000. That charter is included as Appendix A to this proxy statement.

   The Audit Committee holds four regularly scheduled meetings each year. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management and the independent auditors have the responsibility to plan and conduct audits, to determine whether the Company's financial statements are complete and accurate, and to assess whether they are in accordance with generally accepted accounting principles.

   The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with management and with PricewaterhouseCoopers LLP, the independent auditors for the Company.

   The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S)380).

   The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence. In addition, the Audit Committee has considered whether the independent accountant's provision of services described above under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independent accountants' independence.

   Based on the review and discussions referred to above, and in reliance upon the opinions, information, reports or statements presented to the Audit Committee by Company management, its internal auditors and its independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

   This Audit Committee Report is not deemed "filed" with the Securities and Exchange Commission.

                           Gregory P. Josefowicz, Chairman
                           Richard G. Cline
                           James A. Henderson
                           Ronald L. Thompson

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

   The following table presents, as of March 1, 2001, the shares of Ryerson Tull common stock beneficially owned by each of our directors, each of the other named executive officers and our directors and executive officers as a group. Except as indicated otherwise, the beneficial owners have sole voting and investment power for these securities. Our common stock includes preferred stock purchase rights. No directors or executive officers beneficially owned any Series A Preferred Stock.

                           Number of Shares or
Name and Address of             Amount of       Percent
Beneficial Owner          Securities Owned(/1/) of Class
-------------------       --------------------- --------
Directors(/2/)
 Jameson A. Baxter.......         13,810           *
 Richard G. Cline........         12,514           *
 Gary L. Crittenden......          8,551           *
 James A. Henderson......         14,225           *
 Gregory P. Josefowicz...          8,547           *
 Neil S. Novich..........        318,928(/3/)     1.3%
 Jerry K. Pearlman.......         24,971           *
 Ronald L. Thompson......         17,835           *
Named Executive Officers
 Jay M. Gratz............        115,632(/4/)      *
 Gary J. Niederpruem.....        106,399(/5/)      *
 Thomas S. Cygan.........         51,041(/6/)      *
 Stephen E. Makarewicz...         77,431(/7/)      *
All Directors and
 Executive Officers as a
 Group...................        938,826(/8/)     3.8%

--------
(1) Includes shares credited to individual accounts in the Ryerson Tull Savings Plan. Shares shown as "subject to option" are subject to stock options exercisable on or prior to April 29, 2001.
(2) Includes, for each non-employee Director, 5,610 shares subject to option and 290 shares payable or deferred under the Ryerson Tull Directors' Compensation Plan which are subject to forfeiture.
(3) Includes 308,974 shares subject to option.
(4) Includes 97,665 shares subject to option and 5,012 shares held in trust for family members.
(5) Includes 102,090 shares subject to option.
(6) Includes 48,240 shares subject to option and 435 shares held jointly.
(7) Includes 72,832 shares subject to option.
(8) Includes 786,410 shares subject to option, 1,067 shares held under restricted stock awards, 435 shares held jointly, 5,012 shares held in trust for family members and 250 shares held by the spouse of an executive officer.
   *Less than 1.0%

             ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

   The following table sets forth, as of December 31, 2000, the only holders known to us to beneficially own more than 5% of our common stock.

                                        Number of Shares
   Name and Address of Beneficial         or Amount of     Percent
   Owner                                Securities Owned   of Class
   ------------------------------       ----------------   --------
   The Baupost Group, L.L.C.               2,470,100(/1/)    9.97%
   44 Brattle Street, 5th Floor
   Cambridge, MA 02138

   Dimensional Fund Advisors Inc.          1,311,155(/2/)    5.29%
   1299 Ocean Avenue
   Santa Monica, CA 90401

   FMR Corp.                               2,649,192(/3/)   10.69%
   82 Devonshire Street
   Boston, MA 02109

   Alfred D. Kingsley                      2,121,068(/4/)    8.56%
   277 Park Avenue
   New York, NY 10172

   Merrill Lynch & Co., Inc.               2,471,141(/5/)    9.97%
   250 Vesey Street
   World Financial Center, North Tower
   New York, NY 10381

   Donald Smith & Co., Inc.                1,245,688(/6/)    5.03%
   East 80 Route 4
   Paramus, NJ 07652

--------
(1) The Baupost Group, L.L.C., on behalf of itself, SAK Corporation and Seth
    A. Klarman, reported sole voting and dispositive power as to 2,470,100 shares.
(2) Reported sole voting and dispositive power as to 1,311,155 shares.
(3) FMR Corp., on behalf of itself, Edward C. Johnson 3d and Abigail P. Johnson, reported sole voting power as to 20,965 shares and sole dispositive power as to 2,649,192 shares.
(4) Mr. Kingsley, on behalf of himself and for a group including Gary K. Duberstein, Greenway Partners, L.P., Greentree Partners, L.P., Greenhouse Partners, L.P., Greenhut, L.L.C., Greenbelt Corp., Greensea Offshore, L.P. and Greenhut Overseas, L.L.C., reported sole voting and dispositive power as to 210,358 shares and shared voting and dispositive power as to 1,910,710 shares.
(5) Merrill Lynch & Co., Inc., on behalf of Merrill Lynch Investment Managers, reported shared voting and dispositive power as to 2,471,141 shares.
(6) Reported sole voting and dispositive power as to 1,245,688 shares.

   Certain persons were also known to us to own beneficially more than 5% of the outstanding shares of Series A $2.40 Cumulative Convertible Preferred Stock. These shares vote together with our common stock, as a single class, on each matter being submitted to holders of our voting securities, and none of the owners of the Series A Preferred Stock own shares of Series A Preferred Stock having more than 1% of the combined voting power of our outstanding voting securities.

             REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                  DIRECTORS REGARDING EXECUTIVE COMPENSATION

Composition of the Committee

   The Ryerson Tull Compensation Committee consists of independent non-employee directors, none of whom is or has been an employee of the Company or any of its subsidiaries. The Committee is comprised of Jerry K. Pearlman, Chairman, Jameson A. Baxter and Gary L. Crittenden.

Establishing the Compensation Philosophy and Targets

   The Committee determines compensation of Company officers, including the named executive officers. The Committee, in consultation with external compensation consultants, has designed our executive compensation programs to attract and retain outstanding individuals as officers and key employees by rewarding these individuals based on personal performance and the financial performance of Ryerson Tull and its business units. The design of the compensation system also is intended to align the incentives of executive officers with the interests of stockholders. The Committee intends to offer total compensation opportunities competitive with those offered by comparable companies. Based on survey materials prepared by the external consultants, the Committee compares the Company's total compensation opportunity and actual compensation to compensation programs of both metal service center companies and a comparison group of select general distribution, industrial and service companies of comparable sales, assets and number of employees. The Committee utilizes the general distribution, industrial and service companies as its primary comparison group because most metal service center companies are not publicly owned and no metal service center company has revenues comparable to the revenues of Ryerson Tull.

   The Committee intends total compensation opportunity for our executive officers to be equivalent to the median of total compensation for comparable executive positions in the comparison group of general distribution, industrial and service companies. The Committee establishes base salaries generally at or below the median for base salaries for comparable positions in the comparison group, sets short-term incentives, based on targeted performance, at or above the median and long-term incentives at or below the median for comparable positions for these incentives at the comparison group. The Committee generally targets base compensation as one-half of the total target compensation opportunity for executive officers and short- and long-term incentive pay as the remaining half. Short-term and long-term incentive compensation is variable, fluctuating from year to year primarily depending on business unit and corporate performance.

Base Salary Determinations

   The Committee reviews the base salary compensation of executive officers annually, based on its review of comparable positions in the comparison group, and then makes recommendations to the Board. Mr. Novich, as Chief Executive Officer of Ryerson Tull, meets regularly with the Committee and with the non-management directors. These meetings include an annual review by all of the outside directors of the chief executive officer's financial, operating and organizational goals and an evaluation of Mr. Novich's performance as it relates to achievement of the prior year's goals. The results of that evaluation are an important element in the compensation decisions made by the Committee and the Board of Directors of the Company regarding Mr. Novich's base salary and incentive compensation. In February 2000, Mr. Novich's base salary was increased to $550,000 primarily to make it competitive with salaries for the comparable position in the comparator group.

Short-Term Incentive Compensation

   Short-term incentive compensation is payable as a cash bonus under the Ryerson Tull, Inc. Annual Incentive Plan. This plan generally provides for cash awards based on a specified AIP target percentage of a participant's salary earnings and the extent to which corporate and (or) business unit performance standards are achieved for the year. The Committee has historically used two performance measures, operating return on operating assets and revenue growth, with the formula weighted to operating return on operating assets.

   In the first quarter 2000, the Committee established the AIP target percentages for each executive officer. The Committee established that the award to Mr. Novich would be based upon the 2000 return on operating assets and revenue growth achieved by Ryerson Tull overall; to Mr. Gratz on a 50/50 split between the 2000 return on operating assets and revenue growth of the Company and of our coil processing division, which reports to him; to Mr. Niederpruem on a 25/75 split between the 2000 return on operating assets and revenue growth achieved by Ryerson Tull and by business units comprising the general line business, which report to him; and to Mr. Cygan and Mr. Makarewicz on the 2000 return on operating assets and revenue growth achieved by their respective business units. Due to Ryerson Tull's reorganization, effective July 1 the Committee determined there would be two six-month measuring periods for the award year.

   In 2000, only two of Ryerson Tull's business units achieved each of the threshold levels of return on operating assets and revenue growth established for such units. Ryerson Tull did not achieve the targets established for it. The amount shown in the "Bonus" column in the "Summary Compensation Table" includes short-term incentives paid to the named executive officers under this plan.

Long-Term Incentive Compensation

   The Committee makes awards and grants under the Ryerson Tull 1999 Incentive Stock Plan intended to provide executive officers not only with additional incentives for outstanding individual performance but also with an opportunity to acquire an ownership stake in Ryerson Tull and, as a result, more closely align their interests with those of our stockholders. Grants and awards under the plan may consist of stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations of these. Under the plan, stock options and stock appreciation rights are granted at the fair market value of our common stock on the date of grant and are generally exercisable for a period up to ten years.

   The Committee established new stock awards in 2000 after review of a compensation analysis for officer positions of the Company, based on a comparative company survey of compensation practices at the comparison group of select general distribution, industrial and service companies, and a summary of executive compensation issues prepared by our outside executive compensation consultants. These awards were intended to provide incentives to improve stockholder value, to encourage executive retention and to remain competitive in executive recruitment. The Committee granted option awards to named executive officers totaling 231,500 shares during 2000 including the following awards: Mr. Novich, 115,000 shares; Mr. Gratz, 44,000 shares; Mr. Niederpruem, 44,000 shares; Mr. Cygan, 13,500 shares; and Mr. Makarewicz, 15,000 shares. The Committee made no restricted stock awards or performance awards to named executive officers in 2000.

Tax Considerations

   In 1993, Section 162(m) was added to the Internal Revenue Code, which limits deductibility of certain compensation for named executive officers. The Committee intends that our compensation plans generally satisfy the requirements of Section 162(m) for maximum deductibility for federal income tax purposes of payments made under such plans to named executive officers. In the event the Committee determines that it is advisable to grant awards to named executive officers that may not so qualify for deductibility, the Committee reserves the right to make such awards, taking into consideration the financial effects of such awards on the Company.

                                          Jerry K. Pearlman, Chairman
                                          Jameson A. Baxter
                                          Gary L. Crittenden

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

   The following chart compares the cumulative total stockholder return on our common stock for the five-year period ended December 31, 2000, with the cumulative total return of the Standard and Poor's Mid Cap 400 Index, and to a peer group of metals distributors. Our performance prior to 1999 reflects an additional line of business, steel manufacturing, which at the time represented approximately half of our business. The peer group's performance for the entire time period reflects primarily the metals distribution business.

   Because there is no nationally recognized industry index consisting of metals distributors to be used as a peer group index, we constructed our own peer group consisting of seven other public companies in the metals distribution industry. The peer group includes A.M. Castle & Co., Friedman Industries Incorporated, Huntco Inc., Metals USA, Inc., Olympic Steel, Inc., Reliance Steel & Aluminum Co. and Steel Technologies Inc. This comparison assumes the investment of $100 on December 31, 1995 and the reinvestment of dividends.

                                      [GRAPH]
                      Ryerson Tull, Inc.    S&P Midcap 400    Peer Group
------------------------------------------------------------------------
12/95                      $100.00              $100.00        $100.00
12/96                        80.34               119.2          139.99
12/97                        69.44               157.65         147.02
12/98                        69.05               180.4          101.38
12/99                        80.38               206.96         112.31
12/00                        34.67               243.18          86.10

   The following chart compares the cumulative total stockholder return on pre-merger and post-merger Ryerson Tull stock for the period from June, 1996, following the pre-merger Ryerson Tull initial public offering, through December 31, 2000, with the cumulative total return of the Standard and Poor's Mid Cap 400 Index, and to the peer group of metals distributors. This comparison assumes the investment of $100 on June 30, 1996 in the indices and in pre-merger Ryerson Tull Class A common stock, the exchange of the Class A stock for 0.61 shares of our common stock on February 25, 1999 and the reinvestment of dividends.

                                      [GRAPH]
                      Ryerson Tull, Inc.    S&P Midcap 400    Peer Group
------------------------------------------------------------------------
 6/96                      $100.00              $100.00        $100.00
12/96                        84.38               109.15          90.21
12/97                        87.11               144.35          94.74
12/98                        60.94               165.18          65.33
12/99                        74.63               189.50          72.37
12/00                        32.19               222.67          55.49

                            EXECUTIVE COMPENSATION

   The following table presents the 1998, 1999 and 2000 compensation for Mr. Novich and the Company's other four most highly compensated executive officers. The compensation listed in the table includes compensation paid by us, pre-merger Ryerson Tull and other subsidiaries.

Summary Compensation Table

                                                                              Long-Term
                                           Annual Compensation              Compensation
                                        --------------------------      ---------------------
                                                                           Awards    Payouts
                                                                        ------------ --------
                                                           Other         Securities
                                                           Annual        Underlying
                                                          Compen-          Stock       LTIP       All Other
Name and Principal Position        Year  Salary   Bonus    sation       Options(/1/) Payouts  Compensation(/2/)
---------------------------        ---- -------- -------- --------      ------------ -------- -----------------
Neil S. Novich                     2000 $554,661 $      0 $      0        115,000    $      0      $39,092
Chairman, Director, President and  1999  492,300  320,400        0        113,500           0       34.387
Chief Executive Officer            1998  441,472  146,900        0        150,000           0       33,858

Jay M. Gratz                       2000 $406,576 $      0 $      0         44,000    $      0      $16,262
Executive Vice President and       1999  371,741  203,000        0         43,500           0       17,563
Chief Financial Officer            1998  329,834  417,000        0         80,000     272,560      168,274(/3/)

Gary J. Niederpruem                2000 $325,695 $      0 $      0         44,000    $      0      $13,020
Executive Vice President           1999  276,262  124,500        0         43,500           0       12,820
                                   1998  227,857   79,100  119,968(/4/)    30,000       1,969        9,443

Thomas S. Cygan                    2000 $219,741 $ 14,950 $177,527(/4/)    13,500    $      0      $ 8,305
President, Ryerson Tull North      1999  184,538   77,500        0         13,500           0        8,567
                                   1998  168,865   52,000        0         18,000           0        6,997

Stephen E. Makarewicz              2000 $222,831 $  9,801 $      0         15,000    $      0      $ 8,908
President, Ryerson Tull South      1999  203,217   84,800        0         15,000           0        9,573
                                   1998  194,786   86,000        0         27,000           0        8,083

--------
(1) Awards consist of options to purchase our common stock. Awards to Mr. Novich, Mr. Makarewicz, Mr. Niederpruem and Mr. Cygan prior to the RT Merger consisted of options to purchase pre-merger Ryerson Tull Class A common stock. At the effective time of the RT Merger, each outstanding option to purchase shares of pre-merger Ryerson Tull Class A common stock was replaced by an option to purchase 0.61 shares of our common stock.
(2) Amounts represent the value of vested and unvested employer contributions and allocations to defined contribution plans of Ryerson Tull and its subsidiaries.
(3) Amount includes $150,000 for agreeing not to become an employee of, or provide consulting or other services to, certain competitors prior to November 6, 2000.
(4) Represents reimbursement of relocation expenses and related tax gross-up.

Individual Option Grants in 2000

   The following table presents information with respect to (a) individual grants of options that were made during the last fiscal year to the named executive officers and (b) the present value of such options on the grant date.

                          Number of    Percent of
                          Securities  Total Options
                          Underlying   Granted to                         Grant Date
                           Options    Employees in   Exercise  Expiration  Present
Name                     Granted(/1/)  Fiscal Year  Price(/2/)    Date    Value(/3/)
----                     ------------ ------------- ---------- ---------- ----------
Neil S. Novich..........   115,000        25.5%      $19.5625   01/12/10   $992,450
Jay M. Gratz............    44,000         9.8%       19.5625   01/12/10    379,720
Gary J. Niederpruem.....    44,000         9.8%       19.5625   01/12/10    379,720
Thomas S. Cygan.........    13,500         3.0%       19.5625   01/12/10    116,505
Stephen E. Makarewicz...    15,000         3.3%       19.5625   01/12/10    129,450

--------
(1) Awards consisted of options to purchase common stock that are transferable, with the advance written consent of the Compensation Committee, (a) to a spouse or descendants or (b) to a trust for the benefit of the optionee, his or her spouse or descendants. See "-- Employment and Change in Control Agreements" for option provisions regarding any change in control of the Company.
(2) The exercise price is equal to the average of the high and low price of our common stock on the New York Stock Exchange Composite Transactions on the date of grant. The exercise price may be paid by delivery of already-owned shares, and an optionee may elect to have Ryerson Tull withhold shares of stock (or accept already-owned shares) to satisfy minimum tax withholding obligations with respect to option exercises or payments.
(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options granted under the incentive stock plans during 2000. The use of this pricing model should not be construed as an endorsement of the model's accuracy at valuing options. For purposes of calculating the value of the options as of the grant date, the following assumptions were made: the option term is 10 years, the volatility of our common stock is 43.51% (calculated using monthly stock prices of a comparable peer group for the five-year period prior to the grant date), the ten-year risk-free interest rate is 6.70% for grants, the annualized dividend yield is 1%, and the expected term is 5 years. The value of the options granted in 2000 depends upon the actual performance of our common stock during the applicable period; the actual value, if any, that an option grantee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises and Year End Option Values

   The following table presents the value realized upon option exercises during 2000, the number of shares underlying the options held at the end of 2000 by the named executive officers and the value of their holdings based on the closing price on December 31, 2000 for our common stock.

                          Shares           Number of Shares Underlying  Value of Unexercised In-
                         Acquired            Unexercised Options at    The-Money Options at Fiscal
                            on     Value         Fiscal Year-End                Year-End
Name                     Exercise Realized (Exercisable/Unexercisable) (Exercisable/Unexercisable)
----                     -------- -------- --------------------------- ---------------------------
Neil S. Novich..........   --       --           202,239/221,240                  $0/0
Jay M. Gratz............   --       --            123,355/98,145(/1/)              0/0(/1/)
Gary J. Niederpruem.....   --       --             66,741/79,184                   0/0
Thomas S. Cygan.........   --       --             35,571/26,169                   0/0
Stephen E. Makarewicz...   --       --             57,346/30,486                   0/0

--------
(1) See "--Employment and Change in Control Agreements" for information concerning the value of these options under Mr. Gratz's change in control agreement.

Pension Benefits

   The following table shows the maximum annual pension benefits payable on a straight life annuity basis to employees in various earnings classifications upon retirement at age 65 under our pension plans. In general, benefits for salaried employees are based on two factors: (1) years of benefit service, and
(2) average monthly earnings, based on the highest 36 months of earnings during the participant's last ten years of service prior to the freeze date of the pension benefit, except for employees eligible for the transition rules relating to age and service. For this purpose, earnings generally consist of salary plus bonus as reported in the Summary Compensation Table. All benefit amounts shown in this table are subject to offset based upon Social Security earnings.

                              Pension Plan Table

Average Annual Earnings        Annual Pension Benefits for Years of Service Shown
for the Applicable       --------------------------------------------------------------
Years-of-Service Period  5 Years  15 Years 20 Years 25 Years 30 Years 35 Years 40 Years
-----------------------  -------- -------- -------- -------- -------- -------- --------
$  200,000.............. $ 17,000 $ 51,000 $ 68,000 $ 85,000 $102,000 $119,000 $136,000
   400,000..............   34,000  102,000  136,000  170,000  204,000  238,000  272,000
   600,000..............   51,000  153,000  204,000  255,000  306,000  357,000  408,000
   800,000..............   68,000  204,000  272,000  340,000  408,000  476,000  544,000
 1,000,000..............   85,000  255,000  340,000  425,000  510,000  595,000  680,000
 1,200,000..............  102,000  306,000  408,000  510,000  612,000  714,000  816,000

   As of March 1, 2001, the named executive officers were credited with the following years of service: Neil S. Novich--3 years; Jay M. Gratz--25 years; Gary J. Niederpruem--27 years; Thomas S. Cygan--35 years and Stephen E. Makarewicz--17 years. Pension benefits for Mr. Gratz, Mr. Niederpruem, Mr. Cygan and Mr. Makarewicz, whose age and service met certain transition criteria adopted in connection with the freeze of the Ryerson Tull Pension Plan, effective December 31, 1997, will continue to accrue pension benefits until the earlier of December 31, 2002 or their date of retirement. At that date, their pension benefit will be frozen. Until then, they are subject to limits on certain company-paid contributions to employees' accounts under the Ryerson Tull Savings Plan.

   Certain pension benefits in excess of the limitations imposed by the Internal Revenue Code of 1986 will be paid by Ryerson Tull under unfunded non-contributory supplemental retirement plans. For any officer or employee who is age 55 or older with at least five years of service and annual compensation in excess of $170,000, these plans generally permit us to satisfy obligations to pay benefits upon retirement at age 65 by (a) purchasing annuities (and paying a tax gross-up to the officer or employee) or (b) paying a lump sum amount at the time of retirement. No annuities were established for named executive officers in 2000.

   In the event of a change in control (as defined in the applicable plan), all benefits accrued under the pension plan and the supplemental plans will become fully and irrevocably vested and distributable to participants as provided by the terms of those plans. If, within three years following a change in control, there is a termination of the Ryerson Tull Pension Plan, or a substantial reduction in accruals under the Ryerson Tull Pension Plan, assets will first be used to provide retiree medical benefits and then will be applied to increase retirement benefits to affected participants on a pro rata basis. Special rules also apply if, after a change in control, the Ryerson Tull Pension Plan is merged with another plan or if assets are transferred from the Ryerson Tull Pension Plan to another plan. This distribution would occur within three years of a change in control, and, within this three-year period, there are limitations on amendments to the Ryerson Tull Pension Plan.

   We provide pension benefits to eligible salaried employees of our subsidiary, J. M. Tull, under a separate benefit schedule. In 2000 the Tull benefit schedule was made subject to a benefit freeze similar to the one described above. The maximum annual pension benefits payable under this schedule are approximately 3% higher than those shown in the above table for comparable earnings and service. The Tull benefit schedule does not cover any executive officers, but Mr. Makarewicz is credited with 12 years of service under the Ryerson Tull Pension Plan according to the Tull benefit schedule and has a lump sum benefit accrued as his Tull benefit.

Employment and Change in Control Agreements

   Under our incentive stock plans, upon the occurrence of a change in control event, (i) the value of all outstanding stock options, stock appreciation rights and restricted stock awards (whether or not then fully exercisable or vested) will be cashed out at specified prices as of the date of the change in control, except that (a) certain stock options or stock appreciation rights outstanding for less than six months will not be cashed out until six months after the grant date and (b) restricted stock awards may immediately vest; and
(ii) all outstanding performance awards will be cashed out in the amounts and manner determined by the Compensation Committee.

   We have entered into change in control agreements with each of the named executive officers, the present terms of which expire on December 31, 2001, but which are automatically extended for additional one-year periods thereafter, unless we give notice prior to June 30 that we do not wish to extend such agreements for another year or unless a change in control (as defined below) or other limited events occur. We have not given such notice of nonrenewal to date.

   For purposes of the agreements, a "change in control" shall generally be deemed to occur if:

     (1) any person becomes the owner of 40% or more of the combined voting power of our then-outstanding securities;

     (2) during any two-year period, the majority of the Board changes without the approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved;

     (3) holders of our voting securities approve a merger or consolidation with another company in which our voting securities, in combination with voting securities held by any trustee or fiduciary under any employee benefit plan, do not continue to represent at least 60% of the combined voting power of the voting securities of the surviving entity;

     (4) holders of our voting securities approve a complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets; or

     (5) there occurs, with respect to a "Related Company," (a) a sale or disposition of securities representing 50% or more of the combined voting power of the Related Company's securities, (b) a merger or consolidation of a Related Company with a person in which a majority-owned direct or indirect subsidiary of Ryerson Tull does not own at least 50% or more of the combined voting power of the surviving entity, or (c) the sale or disposition of all or substantially all of the assets of a Related Company to a person other than Ryerson Tull or a majority-owned subsidiary of Ryerson Tull.

   A "Related Company" is an executive's employer, a direct or indirect parent of the employer or a subsidiary of the employer that is also a significant subsidiary of Ryerson Tull within the meaning of Rule 405 under the Securities Act of 1933.

   These agreements generally provide that if an executive resigns from employment within the period ending 24 months after the month in which a change in control occurs, either (1) other than for cause or other than as a consequence of death, disability or retirement or (2) for reasons relating to a diminution of responsibilities, compensation or benefits or a significant relocation of the executive's principal place of business ("Good Reason"), he or she will receive:

  . a lump sum payment (the "Severance Payment") equal to three times (two times in the case of Mr. Cygan and Mr. Makarewicz) the sum of (1) the current annual base salary plus (2) the average annual incentive bonus paid for the five years preceding resignation from employment, excluding any years in which the bonus was zero;

  . cash in lieu of any allocations, unpaid awards or rights under our annual or other incentive compensation plans;

  . cash equal to the value of outstanding stock options granted under our stock option plans at specified prices;

  . vesting of outstanding performance awards that would have been earned for the year in which the change in control occurs had the applicable performance targets been satisfied for that year;

  . life, disability, accident and health insurance as provided in our insurance programs for a period of 36 months (24 months in the case of Mr. Cygan and Mr. Makarewicz) after resignation from employment;

  . cash in lieu of three years (two years in the case of Mr. Cygan and Mr. Makarewicz) of additional accrued benefits under our pension plan; and

  .  legal fees and expenses incurred as a result of such resignation.

   The agreements do not limit or reduce any benefits that the executive may be entitled to receive pursuant to any other agreement upon a change in control. The agreements provide that the executive will be paid an additional amount which, after payment of all taxes thereon, is equal to any excise tax imposed. While this provision will preserve the severance agreement benefits for the executives, we will not be entitled to a federal income tax deduction for this excise tax payment.

   The agreements also provide benefits if the executive resigns from employment with Ryerson Tull for a reason other than cause coincident with or prior to a change in control and within twelve months after the occurrence of a "potential change in control" if a change in control or certain other limited events occur coincident with or within six months after his or her resignation. A "potential change in control" generally occurs if:

  . we enter into an agreement, the consummation of which would result in the occurrence of a change in control;

  . any person (including Ryerson Tull) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a change in control;

  . any person who is or becomes the owner of 9.5% or more of the combined voting power of our then-outstanding securities increases beneficial ownership of such securities by 5% or more over the percentage so owned on the date of the agreements; or

  . the Board adopts a resolution that a potential change in control has occurred for purposes of the agreements.

   Ispat International's acquisition of Inland Steel Company constituted a change in control under the change in control agreements with respect to Ryerson Tull and ISC but not with respect to pre-merger Ryerson Tull. After that acquisition, Ryerson Tull and Mr. Gratz entered into amendments to Mr. Gratz's change in control agreement. Under the amended agreement he continues to be entitled to legal fees and payments with respect to any excise taxes in accordance with the original agreements.

   We have instituted a practice of requiring non-compete and non-solicitation agreements from executive officers, including each of the named executive officers, that provide for a post-termination non-compete and non-solicitation period and salary and benefit continuation if the executive is discharged without cause or resigns for "good reason."

   These agreements also generally provide that if an executive's termination occurs, either (1) other than for cause or other than as a consequence of death, disability or retirement or (2) for Good Reason

(including the failure to provide bonus opportunities or stock awards based on historical practice in the case of Mr. Novich), he will receive his salary, bonus and benefits in effect as of his termination date. The bonus shall be two (three in the case of Mr. Novich) payments of the average annual amount of the award paid to him for the three years immediately preceding that in which the termination date occurs (excluding any years in which the bonus was zero in the case of Mr. Novich). Twenty-four (thirty-six in the case of Mr. Novich) months of additional age and service credit will be provided for determining an executive's supplemental pension benefits using the methodology described in his change in control agreement except that any lump sum payment will be made twenty-four (thirty-six in the case of Mr. Novich) months after the executive's termination date and only if he has not violated the confidentiality, nonsolicitation and noncompetition provisions of his employment agreement.

   Mr. Novich's agreement further provides that all existing unvested options as of his termination date would become vested and he would be afforded a 36-month extension (but not beyond the original termination date of the option) from his termination date to exercise any remaining unexercised options that had not expired before his termination date. The agreement also provides Mr. Novich with certain opportunities to exercise his options in a cashless exchange, indemnification, financial services counseling, and executive outplacement and office services following his termination.

   In lieu of payments under his change in control agreement, Mr. Gratz's employment agreement was amended to provide that Mr. Gratz would resign as Vice President and Chief Financial Officer of Inland Steel Industries, Inc. on November 30, 1998 and become employed by pre-merger Ryerson Tull. This amendment provides that Mr. Gratz will be entitled to a change in control agreement from pre-merger Ryerson Tull but would not be entitled to severance benefits under his existing agreement upon resignation from employment with Ryerson Tull. Pursuant to his amended change in control agreement, Mr. Gratz is entitled (1) to receive cash equal to the change in control price of $29.625 per share less the exercise price in lieu of shares of our common stock issuable upon exercise of options previously awarded to him ($579,312 in the aggregate) at any time on or before November 6, 2001 (but not beyond the original term of any such option), and he exercised this right in 2001; (2) upon resignation from his employment, to receive life, disability, accident and health insurance benefits and other employee fringe benefits; (3) upon the earlier of the date of his resignation or January 1, 2001, to receive a lump sum payment of all non-qualified retirement benefits, calculated as if he had an additional three years of accrued benefits and as if payments were then to start immediately without actuarial reduction ($2,860,582); and (4) to receive a retention bonus of $250,000 on January 1, 2000. Mr. Gratz received $150,000 for agreeing not to become an employee of, or provide consulting or other services to, certain competitors prior to November 6, 2000.

                           PROPOSALS OF STOCKHOLDERS

   Proposals of stockholders which are intended to be included in our proxy statement for the 2002 Annual Meeting pursuant to SEC Rule 14a-8 must be received by us no later than November 12, 2001, and must otherwise comply with that rule to be included in the Company's proxy materials for that meeting.

   A stockholder that intends to present business at the 2002 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in our By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of Ryerson Tull not less than 90 days and not more than 120 days in advance of the day corresponding to the date of mailing the proxy materials for the prior year's annual meeting of stockholders. Therefore, because we anticipate mailing our proxy statement on March 12, 2001, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than November 12, 2001, and no later than December 12, 2001.

                                 OTHER MATTERS

   The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of the Annual Meeting. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,

                                          Joyce E. Mims
                                          Vice President and
                                          General Counsel

March 12, 2001
Chicago, Illinois

-------------------------------------------------------------------------------

   Each stockholder, whether or not you expect to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

                                                                     Appendix A

Ryerson Tull, Inc.
Audit Committee Charter

I. Purpose

   The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities by:

  . Reviewing the integrity of the Company's systems of internal controls, financial reporting, and compliance with the Code of Business Conduct as established by management and the Board of Directors;

  . Reviewing the independence and performance of the Company's independent outside auditors and internal auditing department; and

  . Providing a channel for communication among the independent auditor, the internal audit department, management and the Board of Directors.

   In so doing, it is the policy of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

II. Membership Requirements

   The Audit Committee, comprised of three or more independent directors as determined by the Board of Directors, shall meet the New York Stock Exchange requirements for membership on audit committees of listed companies.

   Directors ineligible for Audit Committee membership are directors who are
(1) employees of the Company or its affiliates, (2) family members of persons who are or were employees of the Company or its affiliates during the last three years, (3) employed as executives of another corporation at which any of the Company's executives serve on that corporation's compensation committee, or (4) not independent because of a direct or indirect business relationship with the Company that the Board of Directors has determined impairs the director's independence.

   The members of the Committee will be elected by the Board at the annual organizational meeting of the Board and serve until their successors are duly elected and qualified. The Board of Directors shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the qualification requirements of the New York Stock Exchange. Unless otherwise provided in the resolution designating a committee, a majority of all the members of the Committee will select its chairman. Except as expressly provided in this charter or the By-Laws of the Company, the Audit Committee shall fix its own rules of procedure.

III. Meetings

   The Audit Committee will meet as frequently as circumstances dictate but at least four times annually. The Audit Committee chairman will prepare and/or approve an agenda for each meeting. As part of its goal to maintain free and open communication, the Committee will meet in separate executive sessions at least annually with management, the director of internal auditing, and the independent auditor and as a committee to provide a forum to discuss any matters that the Committee or any of these groups believe should be discussed privately.

IV. Responsibilities and Duties

   In carrying out its responsibilities, the Audit Committee will:

  . Review and reassess the adequacy of its charter at least annually or sooner if determined appropriate.

  . Submit the charter to the Board of Directors for its approval annually and submit proposed revisions to the charter when changes are recommended. Have the charter disclosed as required by the Securities and Exchange Commission and the New York Stock Exchange, as applicable.

  . Review the performance of the independent auditor and annually recommend to the Board of Directors the appointment of the independent auditor for the Board's approval. Recommend discharge of the independent auditor when circumstances warrant. The independent auditor is and remains ultimately accountable to the Audit Committee and the Board of Directors; the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent auditor.

  . Approve the fee arrangements of the Company's independent auditor in connection with audit services.

  . Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships, including any non-audit-related significant compensation, between the independent auditor and the Company, and engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditor.

  . Review with the Board of Directors the statement from the independent auditor of any relationships between the independent auditor and the Company or any other relationships that may adversely impact the independence of the independent auditor so that the Board can satisfy itself as to the auditor's independence. Recommend the Board take appropriate actions in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

  . Review the proposed audit scope, audit and review procedures to be utilized, and general audit approach of the annual external audit examination and the results and recommendations of the independent auditor on completion of such examination.

  . Prior to filing, review with management and the independent auditor the annual audited consolidated financial statements of the Company, including the quality of the financial statement disclosures, accounting principles applied and significant judgments affecting the financial statements, including any matters required by Statement on Auditing Standard No. 61 ("SAS No. 61") identified during the independent auditor's review.

  . Review with management the management discussion and analysis of financial condition and results of operations section of the Company's annual report to stockholders and its annual report on Form 10-K.

  . On a quarterly basis, review with management and the independent auditor any matters required by SAS No. 61 identified during the independent auditor reviews of the Company's quarterly financial information. For purposes of this matter, the audit committee chairman can represent the entire committee.

  . As required by the Securities and Exchange Commission, annually prepare for inclusion in the Company's annual proxy statement a report from the audit committee stating (A) that the Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditor the matters required by SAS
     No. 61, and (3) received certain disclosures from the independent auditor regarding the independent auditor's independence as required by Independence Standards Board No. 1 and discussed with the independent auditor the independent auditor's independence; (B) whether, based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K; and (C) that the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditor's independence.

  . Review and concur in the appointment, reassignment or dismissal of the director of internal audit.

  . Review the internal audit function of the Company, including the independence and authority of the internal auditor; the reporting relationships among the internal auditor, financial management and the Audit Committee; the internal audit reporting obligations; and performance compared to the annual audit plan. Approve the proposed scope of the Annual and Five-Year Internal Audit Programs.

  . Review with management, the independent auditor and the director of internal audit the integrity of the Company's financial reporting processes and system of internal controls, significant findings and recommendations together with management's responses and actions related to these reports, the cooperation received from management during their audits, and the nature of any disagreements with management.

  . Review, with the Company's legal counsel and management, compliance with policies relating to the Company's Code of Business Conduct, conflicts of interest, sensitive payments and similar matters affecting the financial reporting process or the financial statements of the Company. Review, with the Company's legal counsel, any legal matter that could have a significant impact on the Company's financial statements.

  . Review with management and legal counsel the system in place to assess whether the Company's financial statements, reports, and other financial information which are required to be both disseminated to the public and filed with governmental organizations satisfy legal requirements of the Securities and Exchange Commission and the New York Stock Exchange.

  . Annually, review policies, procedures and audit results covering directors' and officers' expense accounts and perquisites.

  . Have the authority to investigate any matter brought to its attention within the scope of its duties. The Audit Committee has direct access to the independent auditors as well as anyone in the Company and is empowered to retain, at the Company's expense, outside counsel, accountants, or other consultants or experts it deems necessary to assist in the performance of its duties.

  .  Report to the Board of Directors on the results of its activities.

  . Perform any other action necessary to comply with the regulations of the Securities and Exchange Commission and the New York Stock Exchange.

   The Audit Committee does not plan or conduct audits nor does it determine whether the Company's financial statements are complete and accurate or whether they are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. The Audit Committee's recommendation that the financial statements be included in the Company's Annual Report is therefore not a representation that the financial statements are presented fairly in accordance with generally accepted accounting principles or that the audit complied with generally accepted auditing standards.

   The Audit Committee has the authority to conduct investigations; it reviews compliance with laws and regulations; and it facilitates discussion among the directors, the independent auditors, the internal auditors and management. Management is responsible for resolving investigations, for assuring compliance with laws and regulations and for resolving disagreements.

                                                                      NOTICE OF
                                                                 ANNUAL MEETING
                                                                OF STOCKHOLDERS
                                                            AND PROXY STATEMENT

                                                -------------------------------
                                                             RYERSON TULL, INC.
                                                                           2001

PROXY                                                                      PROXY
                               Ryerson Tull, Inc.

                         Confidential Voting Directions
                 Solicited on Behalf of the Board of Directors

  As a Participant in the Ryerson Tull Savings Plan, I hereby direct LaSalle National Bank, as Trustee of the ESOP Trust which forms a part of such plan, to vote all shares of common stock of Ryerson Tull, Inc. that are credited to my account in the ESOP Trust as of March 1, 2001 at the Annual Meeting of Stockholders of the Company to be held April 18, 2001 and at any adjournment thereof. Unless otherwise specified, all shares allocated to the undersigned's Plan account will be voted FOR the election of directors, and in the discretion of the Trustee or its proxies upon any and all other matters that may properly come before such annual meeting or any adjournment thereof. The Trustee shall vote all shares allocated to participants' Plan accounts for which properly completed confidential voting directions are not received prior to 5:00 p.m., Chicago time, on April 17, 2001 and all unallocated shares held in the ESOP Trust in the same proportion as the shares with respect to which properly completed confidential voting directions have been timely received from participants in the ESOP Trust.

                        (Please complete on other side)

[                                                                              ]
                              RYERSON TULL, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

The Board of Directors Recommends a Vote FOR Item 1.

1.Election of Directors.
   01-Jameson A. Baxter, 02-Richard G. Cline, 03-Gary L. Crittenden, 04-James A. Henderson, 05-Gregory P. Josefowicz, 06-Neil S. Novich, 07-Jerry K. Pearlman, 08-Ronald L. Thompson

   -----------------
   Nominee Exception

                       For All
   For    Withheld     Except
    0        0            0

2. In the discretion of the proxies to vote upon any and all other matters which may properly come before such annual meeting or any adjournment there-of.

     Dated: ______________________________________________________________, 2001

Signature ______________________________________________________________________
Please date, sign and return promptly.

                       INSTRUCTIONS TO PLAN PARTICIPANTS

  Please date and sign your name (exactly as it appears on the accompanying Confidential Voting Directions) in the space provided and return the Confidential Voting Directions in the enclosed postage-paid envelope to direct LaSalle National Bank, as Trustee of the ESOP Trust, to vote your shares in the Plan.

  All shares of the Company's common stock allocated to your account in the Ryerson Tull Savings Plan, whether vested or unvested, will be voted by LaSalle National Bank, Chicago, Illinois, as the ESOP Trustee, according to your directions. IF THE CONFIDENTIAL VOTING DIRECTIONS ARE RETURNED SIGNED WITH NO VOTING DIRECTIONS MARKED, YOU WILL BE DEEMED TO HAVE DIRECTED THE ESOP TRUSTEE TO VOTE ALL SHARES ALLOCATED TO YOUR ACCOUNT IN THE MANNER SPECIFIED IN BOLDFACE TYPE ON THE FRONT OF THE CONFIDENTIAL VOTING DIRECTION. THE ESOP TRUSTEE SHALL VOTE ALL SHARES ALLOCATED TO PARTICIPANTS' ACCOUNTS FOR WHICH PROPERLY COMPLETED CONFIDENTIAL VOTING DIRECTIONS ARE NOT RECEIVED PRIOR TO 5:00 P.M., CHICAGO TIME, ON APRIL 17, 2001 AND ALL UNALLOCATED SHARES HELD IN THE ESOP TRUST, IN THE SAME PROPORTION AS THE SHARES WITH RESPECT TO WHICH PROPERLY COMPLETED CONFIDENTIAL VOTING DIRECTIONS HAVE BEEN TIMELY RECEIVED FROM PARTICIPANTS IN THE ESOP TRUST.

  PLEASE DATE, SIGN AND RETURN THE CONFIDENTIAL VOTING DIRECTIONS PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, SO THAT YOUR SHARES WILL BE VOTED IN THE MANNER YOU DESIRE. YOU MAY REVOKE YOUR VOTING DIRECTIONS AT ANY TIME PRIOR TO 5:00 P.M., CHICAGO TIME, ON APRIL 17, 2001.

  If, in addition to being a Participant with an account in the ESOP Trust, you were a stockholder of the Company on March 1, 2001, you will receive a separate Proxy and Proxy Statement from the Company. You are requested to sign, date and return that Proxy in the postage-paid envelope provided. Legal requirements provide for the separate solicitation of Participants with an account in the ESOP Trust who are also stockholders of the Company.

Dear Stockholder:

   Enclosed are your Proxy and Proxy Statement for the 2001 Annual Meeting of Stockholders of Ryerson Tull, Inc. Voting with respect to any common stock held by you of record in certificate form, any common stock credited to your account under the Shareholder Investment Service, and any Series A $2.40 Cumulative Convertible Preferred Stock held by you of record is consolidated on the enclosed Proxy.

   If, in addition to being a stockholder of the Company on March 1, 2001, you are a participant with accounts in the ESOP Trust, you also will receive Confidential Voting Directions and Instructions to Plan Participants from the Company asking you to sign, date and return the Confidential Voting Directions in the postage-paid envelope provided with such Directions.

   PLEASE VOTE BY SIGNING, DATING AND RETURNING YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU DECIDE TO ATTEND THE MEETING, TO ENSURE THAT YOUR VOTE IS REPRESENTED.

PROXY                                                                      PROXY
                               Ryerson Tull, Inc.

              Proxy Solicited on Behalf of The Board of Directors

  The undersigned hereby appoints Neil S. Novich, Jay M. Gratz and Joyce E. Mims, and each of them, as attorneys and proxies (with full power of substitution in each) to vote all common stock of the Company that the undersigned is entitled to vote (including any common stock credited to the account of the undersigned under the Company's Shareholder Investment Service) and all Series A $2.40 Cumulative Convertible Preferred Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held April 18, 2001 and at any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR the election of directors, and in the discretion of the proxies on any and all other matters that may properly come before such Annual Meeting or any adjournment thereof.

                        (Please complete on other side)

[                                                                              ]
                             RYERSON TULL, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of Directors.
   01-Jameson A. Baxter, 02-Richard G. Cline, 03-Gary L. Crittenden, 04-James A. Henderson, 05-Gregory P. Josefowicz, 06-Neil S. Novich, 07-Jerry K. Pearlman, 08-Ronald L. Thompson

   -----------------
   Nominee Exception

                       For All
   For    Withheld     Except
    0        0            0

2. In the discretion of the proxies to vote upon any and all other matters which may properly come before such annual meeting or any adjournment there-of.

     Dated: _____________________________________________________________ , 2001

Signature(s)____________________________________________________________________

--------------------------------------------------------------------------------
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date and return promptly.